Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and related prospectuses of JetBlue Airways Corporation listed below, of our reports dated February 13, 2009, with respect to the consolidated financial statements of JetBlue Airways Corporation, and the effectiveness of internal control over financial reporting of JetBlue Airways Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Our audits also included the financial statement schedule of JetBlue Airways Corporation listed in Item 15(2). This schedule is the responsibility of JetBlue Airways Corporation’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 13, 2009, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 ASR No. 333-135545) of JetBlue Airways Corporation,

(2) Registration Statement (Form S-8 No. 333-86444) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan, and

(3) Registration Statement (Form S-8 No. 333-129238) pertaining to the JetBlue Airways Corporation Crewmember Stock Purchase Plan;

of our report dated February 13, 2009, with respect to the consolidated financial statements of JetBlue Airways Corporation included herein, of our report dated February 13, 2009, with respect to the effectiveness of internal control over financial reporting of JetBlue Airways Corporation, included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of JetBlue Airways Corporation included in this Annual Report (Form 10-K) of JetBlue Airways Corporation for the year ended December 31, 2008.

/s/ Ernst & Young LLP
February 13, 2009
New York, New York